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                                                                    EXHIBIT 3.24


                                     BY-LAWS

                                       OF

                              DAS-CO OF IDAHO, INC.


                                    ARTICLE I

                             MEETING OF SHAREHOLDERS

     1. The annual meeting of the shareholders of the corporation shall be held at its principal place of business in Eagle, Idaho, or at such other place to be designated by the Board of Directors, at 10:00 o'clock in the forenoon of the second Monday of March in each year, beginning with the year 1971, unless such day be a legal holiday in which event said meeting shall be held on the next succeeding day not a legal holiday. At such meeting there shall be elected the Board of Directors for the ensuing year and the shareholders shall transact such other business as may come before them.

     2. At least fifteen days prior to said annual meeting the Secretary shall send a notice thereof to each shareholder of record on said date at his address as the same appears on the stock book of the company, and if no such address appears, at his last known address or place of residence. In case of refusal of the Secretary to send such notice the same may be sent by any shareholder of the company, at least ten days prior to the said annual meeting.

     3. Special meetings of the shareholders shall be held at the same place as the annual meetings unless a different place of meeting shall be designated therefor by the Board of Directors. Such meetings may be called at any time by the President and two directors, or the holders of the majority of the shares of capital stock issued and outstanding. The Secretary shall send notices thereof to each shareholder of the company at least ten days prior to such meeting and such notice shall state the time and place of the meeting and the object thereof. No business other than as


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stated in the notice to the shareholders shall be transacted at a special meeting, except with the consent of the owners of two-thirds of the outstanding stock of the corporation present in person or by proxy at said meeting.

     4. A majority of the stock issued and outstanding represented in person or by proxy shall constitute a quorum for the transaction of business at any meeting of the shareholders.

     5. Each shareholder shall be entitled to one vote for each share of stock standing of record in his name on the books of the corporation for a period of ten days immediately preceding the date of such meeting whether represented in person or by proxy.

     6. All proxies must be in writing and filed with the Secretary of the corporation prior to the holder thereof being entitled to vote in any shareholder's meeting or to participate in the business to be transacted thereat.

     7. The following order of business shall be observed at all annual and special meetings of the shareholders so far as practicable:

          1.   Calling the roll

          2.   Reading and correction of minutes of previous meeting

          3.   Reports of officers

          4.   Reports of committees

          5.   Election of directors

          6.   Unfinished business

          7.   New business

                                   ARTICLE II

                                 CAPITAL STOCK

     1. Certificates of stock shall be in a form adopted by the Board of Directors and shall be signed by the President and Secretary and be attested by the corporate seal.

     2. All certificates shall be consecutively numbered. The name of the person owning the shares represented thereby with the


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number of such shares and the date of issue shall be entered in the corporation books.

     3. All certificates of stock transferred by endorsement thereon shall be surrendered for cancellation and new certificates issued to the purchaser or assignee. No such transfer or assignment shall be recognized until transfer thereof has been made on the books of the corporation, and no such transfer or assignment shall be recognized until after the Board of Directors has first declined to purchase such stock for not less than the selling price thereof. The Directors shall have authority to purchase such shares out of corporation funds.

     4. Shares of stock shall only be transferred on the books of the corporation at the request of the holder thereof personally or by his attorney.

     5. Any shareholder claiming a certificate of stock has been lost or destroyed shall make an affidavit of such fact, reciting the circumstances attending such loss or destruction and shall advertise the same in a newspaper, for such length of time as the Board of Directors may require and shall furnish the Board of Directors with proof of publication thereby by the affidavit of the publisher of the newspaper, and the Board of Directors may further require of such person a bond or indemnity in such amount as said board may determine; whereupon the Board of Directors may further by resolution duly entered or record, order to be issued a new certificate of the same tenor and effect, as the one alleged to be lost or destroyed, and shall cause proper notation to be made upon the records of the corporation of the circumstances of the issuance of such new certificate.


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                                   ARTICLE III

                                    DIRECTORS

     1. A board of three directors shall be chosen annually by the shareholders at their annual meeting to manage the affairs of the company. Their terms of office shall be for one year or until their successors are elected and qualified.

     2. Vacancies in the Board of Directors by reason of death, resignation, or other causes, shall be filled by the remaining directors choosing a director to fill the unexpired term.

     3. Regular meetings of the Board of Directors shall be held on the 9th day of March, of each year at the office of the company in Eagle, Ada County, Idaho, or at such other time and place as the Board of Directors shall by resolution appoint. Special meetings may be called by the President or any two directors giving three (3) days notice thereof. The Secretary shall give notice of special meetings by mailing to the post office address of each of the directors. A majority of the directors shall constitute a quorum.

     4. The Board of Directors shall have the general management and control of the business and the affairs of the corporation and shall exercise all the powers that may be exercised or performed by the corporation under the laws of the State of Idaho, the Articles of Incorporation and the By-Laws. Each director shall receive $_______ for his attendance at each meeting, and such expenses as authorized by the Board. Any payments made to an officer of the corporation such as a salary, commission, bonus, interest, or rent or entertainment expense incurred by him, which shall be disallowed in whole or in part as deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the corporation to the full extent of such disallowance. It shall be the duty of the Directors, as a Board, to enforce payment of each amount disallowed. In lieu of payment by the officer, subject to the determination of the Directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the corporation has been recovered.


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     5. A director may be removed with or without cause at any time by a vote of the shareholders owning not less than two-thirds of all the issued and outstanding stock of the corporation.

                                   ARTICLE IV

                                    OFFICERS

     1. The officers of the corporation shall consist of a President, a Vice-president, a Secretary and a Treasurer, and such other officers as shall from time to time be appointed by the Board of Directors. The office of Secretary and Treasurer may be held by one person.

     2. The President shall preside at all meetings of the Board of Directors and shareholders and shall have general charge of and control over the affairs of the corporation subject to the Board of Directors.

     3. The Vice-president shall perform such duties as may be assigned to him by the Board of Directors. In case of the death, disability or absence of the President, the Vice-president shall perform and be vested with all the duties and powers of the President.

     4. The Secretary shall keep a record of the minutes of the proceedings of the meetings of the shareholders and of the Board of Directors and shall give notice of such meetings, as required by these By-laws. She shall have custody of the books, records and papers of the corporation except such as shall be in charge of the Treasurer or of some other person authorized to have custody and possession thereof by the Board of Directors.

     5. The Treasurer shall keep the accounts of the monies of the corporation received or disbursed and shall deposit all monies and valuables in the name of and to the creditor of the corporation and in such banks and depositaries as the Board of Directors shall designate.


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     6. The salaries of all officers shall be fixed by the Board of Directors and may be changed from time to time by a majority vote of the Board.

     7. Each of such officers shall serve a term of one year or until the next annual election, or until their successors are elected and qualified.

     8. Officers of the corporation other than the Board of Directors shall be elected at the next meeting of the Board of Directors following the annual meeting of the stockholders. Any vacancy caused by death, resignation or inability to act of any officers of the corporation, may be filled by the Board of Directors, to hold office until the next regular election of officers.

                                    ARTICLE V

                                      SEAL

     1. The corporate seal of this company shall be a circular seal with the name of the corporation around the border and the words "corporate seal" shall be in the center.

                                    ARTICLE VI

                                    AMENDMENTS

     1. These By-laws may be added to, amended or repealed by majority vote of the shareholders present in person or by proxy at any annual meeting, or at any special meeting called for that purpose.

     2. The Board of Directors by two-thirds vote of the members thereof may adopt additional By-laws but shall not alter or repeal any By-laws by the shareholders of the company adopted.

     WE, the undersigned, being all of the members of the Board of Directors of DAS-CO, INC., do hereby certify that the foregoing are the true, full and correct By-laws of said corporation duly and


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regularly adopted by an unanimous vote of the owners of all the allotted stock of the said DAS-CO, INC., at a meeting of the shareholders of this corporation held on the 9th day of February, 1970, at the office of Ambrose, Fitzgerald and Longeteig, Attorneys at Law, Meridian, Ada County, Idaho, at which meeting all of the shareholders were present in person and voted for the adoption of said By-laws.


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ATTEST:


/s/ LOIS DANCER
----------------------------------
Secretary


STATE OF IDAHO      )
                    : ss.
County of Ada       )

     I, Lois E. Dancer, do hereby certify that I am the duly elected, qualified and acting Secretary of DAS-CO, INC., an Idaho corporation; that as such officer I have in my possession and custody the books and records of said corporation, including the Articles of Incorporation and By-laws of DAS-CO, INC.; that the foregoing instrument marked "BY-LAWS OF DAS-CO, INC." is a true copy of the By-laws of Das-co, Inc.

     I FURTHER CERTIFY that said By-laws have not be changed, amended or revised and that the same and whole thereof are now in full force and effect.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, the seal of the said corporation, at Meridian, Ada County, Idaho, this 9th day of February, 1970.


                                        /s/ LOIS DANCER
                                        ----------------------------------------
                                        Lois Dancer


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     SUBSCRIBED AND SWORN to before me this 9th day of February, 1970.


     (SEAL)                             /s/ JOHN O. FITZGERALD
                                        ----------------------------------------
                                        Notary Public for Idaho
                                        Residence:  Meridian, Idaho